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                                                                   EXHIBIT 23.01



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-13995, 33-67940, 33-72438, 333-06025 and 333-88683) pertaining to the Nashua Corporation 1987 Stock Option Plan, Nashua Corporation 1993 Stock Incentive Plan, Nashua Corporation Employees' Savings Plan, Nashua Corporation Amended 1996 Stock Incentive Plan and the Nashua Corporation 1999 Shareholder Value Plan, with respect to the consolidated financial statements and schedule of Nashua Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2000.





                                          ERNST & YOUNG LLP
Manchester, New Hampshire
March 28, 2001